Exhibit 99.1

Contact:         Bobbie Egan                                         -or-                   Jen Boyer
(206) 392-5134                                                               (206) 392-0296

FOR IMMEDIATE RELEASE June 14, 2010

ALASKA AIR GROUP ANNOUNCES SENIOR LEADERSHIP CHANGES
Horizon Air President and CEO Jeff Pinneo to retire; Glenn Johnson elected new Horizon Air president; Brandon Pedersen elected Alaska Air Group CFO

SEATTLE — Alaska Air Group today announced several senior leadership changes at the company and its subsidiary Horizon Air: Jeff Pinneo is retiring from the role of president and CEO of Horizon Air, after eight years at the regional carrier’s helm and more than 28 years working at Horizon and sister carrier, Alaska Airlines. Glenn Johnson, formerly Alaska Air Group’s chief financial officer and executive vice president of finance, was elected president of Horizon Air. Brandon Pedersen, previously Alaska Air Group’s vice president of finance and controller, was elected chief financial officer of Alaska Air Group.
Pinneo will remain at Horizon Air for several months to aid in the transition.
“Throughout his long career at Horizon and Alaska, Jeff has left an indelible mark on our customer offerings, marketing programs and, most of all, our people,” said Bill Ayer, chairman and CEO of Alaska Air Group. “Jeff’s big heart and relentless focus on delivering the highest-quality service to customers are reflected throughout Horizon’s operations. Employees at both carriers have benefited greatly from his leadership and ideas.”
During his term as Horizon’s president and CEO, Pinneo successfully steered the airline through some of the industry’s most challenging years. Elected Horizon’s leader only a few months after Sept. 11, Pinneo oversaw substantial improvements in the carrier’s operational performance and customer satisfaction in the following years. This culminated in Air Transport World magazine honoring Horizon as “Regional Airline of the Year” in 2007 and Forbes.com ranking Horizon among the top five airlines worldwide in on-time performance in 2009.

-more-

To his new role as Horizon’s president, Johnson brings more than 28 years of experience at Alaska Air Group, including oversight of customer services, finance, strategy, project management, maintenance and engineering, information technology, and corporate real estate.
“Glenn knows and respects Horizon’s employees and culture after 12 years there overseeing finance and then customer service,” Ayer said. “This experience, coupled with his extensive financial and operational background at both Horizon and Alaska, gives him the right perspective to position Horizon for new opportunities and long-term success.” Johnson has announced his intent to launch a comprehensive review of Horizon’s market position, and fleet and financial performance.
Pedersen, a certified public accountant, joined Alaska Air Group in 2003, after a successful career in public accounting. In 2006, he was elected the company’s vice president of finance and controller, with responsibility for accounting, payroll, tax, financial reporting and investor relations. In his new role as Alaska Air Group’s chief financial officer, he adds oversight of information technology, treasury, procurement and project management.
“A longtime and very capable leader in our finance organization, Brandon has helped us successfully weather this challenging economic environment,” Ayer said. “With his extensive background in accounting and reporting, exceptional communications skills, and commitment to achieving strong financial performance, he is well-prepared to take on this expanded role.”
Alaska Airlines and Horizon Air, subsidiaries of Alaska Air Group (NYSE: ALK), together serve more than 90 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Network Carriers” in the J.D. Power and Associates 2008, 2009 and 2010 North America Airline Satisfaction StudiesSM. For reservations, visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air Newsroom at alaskaair.com/newsroom.

# # #